UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

XTERA COMMUNICATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37617	38-3394611
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Bethany Drive, Suite 100 Allen, Texas		75013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 649-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Xtera Communications, Inc. (the “Company”) held its 2016 annual meeting of stockholders on March 10, 2016.  The matters voted on and the results of those votes were as follows:

Proposal 1: Election of Class I Director

The following Class I director was elected to the Company’s board of directors for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until his successor has been elected and qualified, or his earlier death, resignation or removal, based on the following votes:

Class I Director	For	Withheld	Non-Votes
Clinton W. Bybee	12,967,595	926,190	901,854

Proposal 2: Ratification of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending September 30, 2016

Grant Thornton LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, based on the following votes:

For	Against	Abstain
14,033,396	762,234	9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xtera Communications, Inc.

Date: March 11, 2016	By:	/s/ Paul J. Colan
Paul J. Colan
Executive Vice President, Chief Financial Officer and Secretary